Exhibit 10.13

Execution Version
FIRST AMENDMENT TO SHORT TERM CREDIT FACILITY AGREEMENT

This First Amendment to Short Term Credit Facility Agreement (“First Amendment”) is dated as of February 24, 2020 between BP Midstream Partners LP (the “Borrower”) and North America Funding Company (the “Lender” and together with “Borrower”, the “Parties”).

WHEREAS, Borrower and Lender executed that certain Short Term Credit Facility Agreement dated as of October 30, 2017 (the “Short Term Facility Agreement”);

WHEREAS, the Borrower, pursuant to the terms of the Short Term Facility Agreement, delivered a borrowing request (the “2018 Utilisation Request”) effective October 1, 2018 (the “Utilisation Date”) for an original principal amount of $468 million (the “Loan”) with a loan repayment date of March 29, 2019 (the “Original Loan Repayment Date”);

WHEREAS, the Lender, by that certain Credit Facility Waiver Agreement dated February 20, 2019 (the “First Waiver Agreement”) agreed to a waiver to certain terms of the Short Term Facility Agreement and 2018 Utilisation Request as more fully described therein;

WHEREAS, the Lender, by that certain Second Credit Facility Waiver Agreement dated May 3, 2019 (the “Second Waiver Agreement”) agreed to a waiver to certain terms of the First Waiver Agreement as more fully described therein;

WHEREAS, the Parties have now agreed to amend and modify the Short Term Facility Agreement as more fully described herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows (terms used but not defined herein shall have the meaning as defined in the Short Term Facility Agreement and the Term Loan Facility Agreement):

1.Section 1.1 shall be amended by adding the following definitions where alphabetically appropriate:

“Term Loan Facility” means the term loan facility made available by Lender to Borrower pursuant to the Term Loan Facility Agreement.

“Term Loan Facility Agreement” means that certain Term Loan Facility Agreement, dated as of February 24, 2020 between Lender, as lender, and Borrower, as borrower.

2.Section 6(a) shall be deleted in its entirety and replaced with the following:

(a) Each Loan will be repaid in full together with accrued and unpaid Interest thereon by the Borrower on the relevant Loan Repayment Date, net of any previous prepayments made in accordance with this Agreement including for the avoidance of doubt Clause 7.3(b), provided however, the Parties may agree on any Loan Repayment Date, to further extend the then outstanding Loan for an additional 6 month period, not to extend beyond the Facility Repayment Date. All Loans, together with accrued and unpaid Interest thereon, outstanding as of the Facility Repayment Date shall immediately become due and payable to Lender on the Facility Repayment Date.

Exhibit 10.13

Execution Version
3.Section 15.5 shall be deleted in its entirety and replaced with the following:

Section 15.5 No additional indebtedness

(a) The Borrower shall not incur, without the express written consent of the Lender, additional Financial Indebtedness either through loans, issuing bonds, notes, debentures, loan stock or any similar instrument, except for bank loans up to USD $200,000,000. For purposes of this clause, this restriction does not apply to other loans between the Lender and the Borrower, including the Term Loan Facility.

(b) At no time shall the aggregate outstanding amount of Borrower’s indebtedness to Lender under the Short Term Facility and the Term Loan Facility (the “Aggregate Outstanding Amount”) exceed USD $600,000,000. For purposes of this clause, this restriction shall not apply to borrowings between the Lender and Borrower which proceeds shall be used to repay outstanding borrowings, so long as, after such repayment is made, the Aggregate Outstanding Balance does not exceed USD $600,000,000.

4.No other waivers. Except as agreed in herein, there are no other amendments to the terms of the Short Term Facility Agreement.

5.Governing Law. This Agreement shall be governed by the laws of the state of New York.

6.Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

BP Midstream Partners, LP	North America Funding Company
By: BP Midstream Partners GP LLC,
Its general partner

By: /s/ Craig W. Coburn	By: /s/ Thu Dang
Name: Craig W. Coburn	Name: Thu Dang
Title: Chief Financial Officer	Title: Treasurer